EXHIBIT 10.1

Department: Corporate Secretary	Name of Policy: 2012 Directors’ Compensation Policy	Department Policy Number: 1
Effective Date: July 26, 2012	Supersedes Revisions: January 1, 2012	Authority to Approve and Amend: Board of Directors
Next Review Date: January 2013	Department Policy Owner: Corporate Secretary

A. General

1.	The Bank will pay each member of the board of directors a fee for attendance at any official meeting (in person or by telephone) of the board or a committee of the board. An official meeting includes a meeting of any ad hoc committee established by the board for a specific purpose. In addition, the Bank will pay any director representative to the Council of Federal Home Loan Banks (FHLBanks) a fee for attendance at any official meeting of that group. The Bank will not pay a fee for a director’s attendance at any Federal Home Loan Bank System meeting. The fees for attendance at these meetings are outlined below.

2.	The Bank will pay a fee only for a director’s actual attendance and participation at a meeting, unless the director’s absence is due to unanticipated transportation problems encountered while in route to the meeting. Participation by telephone for in-person meetings is discouraged unless necessary to attain a quorum. The Bank will not pay for a director’s participation by telephone for an in-person meeting unless the Chairman approves such participation. The Bank will not pay a fee for a director’s attendance at meetings other than those described above.

3.	The Bank will not advance the payment of fees to any director.

4.	Effective January 1, 2012, the following annual compensation limits shall apply:

a)	Chairman of the Board	$70,000
b)	Vice Chairman of the Board	$65,000
c)	Chairman of the Audit Committee	$65,000
d)	Other Chairmen of Committees (excluding Audit and Executive)	$60,000
e)	All Other Directors	$55,000

Once a director reaches his or her annual compensation limit, the Bank will not pay additional fees to that director, even if the director attends a meeting at which a fee otherwise would be paid under this policy.

B.	In-Person Meeting Fees

1.	Chairman of the Board

a)	$ 6,900 per meeting of the board when chairing a board meeting
b)	$ 2,100 per meeting of a committee of the board of which he/she is chairman
c)	$ 1,600 per meeting of a committee of the board of which he/she is a member
d)	$ 1,600 per joint meeting of the Affordable Housing Advisory Council and board or committee
e)	$ 800 per meeting of the Council of FHLBanks
f)	$ 800 per meeting of the FHLBanks’ Chairs/Vice Chairs

2.	Vice Chairman of the Board

a)	$ 6,400 per meeting of the board
b)	$ 2,100 per meeting of a committee of the board of which he/she is chairman
c)	$ 1,600 per meeting of a committee of the board of which he/she is a member
d)	$ 6,900 per meeting of the board when serving as Chairman for the entire meeting
e)	$ 1,600 per joint meeting of the Affordable Housing Advisory Council and board or committee
f)	$ 800 per meeting of the Council of FHLBanks
g)	$ 800 per meeting of the FHLBanks’ Chairs/Vice Chairs

3.	All Directors (other than the Chairman or Vice Chairman of the Board)

a)	$ 6,400 per meeting of the board
b)	$ 2,100 per meeting of a committee when serving as committee chairman
c)	$ 1,600 per meeting of a committee of the board of which he/she is a member
d)	$ 1,600 per joint meeting of the Affordable Housing Advisory Council and board or committee
e)	$ 800 per meeting of the Council of FHLBanks
f)	$ 500 for attending new director orientation (new directors only)

C.	Fees for Telephonic Meetings of the Board and Committees of the Board

1.	Chairman; Vice Chairman, if serving as Chairman; or Committee Chairman, if serving as Chairman

$1,200 per meeting

2.	All Directors (other than the individual Chairman for the meeting)

$800 per meeting

D.	Expenses

1.	In accordance with the Bank’s normal reimbursement policy, the Bank will reimburse a director’s travel expenses incurred in connection with attendance at any meeting for which the director is paid a fee. Please consult the Bank’s Travel and Entertainment Policy for a more detailed explanation regarding expense reimbursement.

2.	The Bank will reimburse a director’s registration fees and travel expenses incurred in connection with any other meeting, hearing, ceremony, continuing education seminar, etc. only if the Chairman determines that the meeting is relevant to the Bank’s business activities or the director’s duties as a board member and the director attends the meeting at the request of, or with the approval of, the Chairman. The Vice Chairman shall approve all such fees and expenses for the Chairman. These amounts will be reimbursable to the extent provided for such purpose in the Bank’s annual budget and in accordance with the Bank’s Travel and Entertainment Policy. The Bank will not pay a fee for a director’s participation in these types of activities, and in accordance with 12 CFR Part 1261, the Bank will not reimburse directors for entertainment expenses at these events.

3.	The Bank will pay the transportation and other ordinary travel expenses of one guest of a director to attend a board meeting only as specified in advance by the Bank. It will be the director’s responsibility to pay the transportation and other travel expenses of a guest that accompanies such director to any other board meeting.

4.	A board member may invite a guest to Bank-sponsored board dinners or receptions held in connection with board meetings at the expense of the Bank, so long as such guest otherwise pays his or her own transportation and travel expenses.

5.	The Bank will pay for activities of directors and their guests at board meetings only as specified in advance by the Bank.